Exhibit 77Q1(e) to ACWMF 11.30.2007 NSAR


     1. Management Agreement effective August 1, 2007 between American Century World Mutual Funds, Inc. and American Century Investment Management, Inc., Filed as Exhibit 99(d)(1) to Form 485B Post-Effective Amendment No. 47 to the
Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.

     2. Management Agreement effective August 1, 2007 between American Century World Mutual Funds, Inc. and American Century Global Investment Management, Inc., Filed as Exhibit 99(d)(2) to Form 485B Post-Effective Amendment No. 47 to the Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.

     3. Investment Subadvisory Agreement effective May 23, 2007 between Templeton Investment Counsel, LLC, Franklin Templeton Investments (Asia) Limited related to that certain Management Agreement between American Century World Mutual Funds, Inc. and American Century Global Investment Management, Inc., Filed as Exhibit 99(d)(5) to Form 485B Post-Effective Amendment No. 47 to the Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.